                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              DATAFLEX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                      [LETTERHEAD OF DATAFLEX CORPORATION]




                                                                 August 25, 1997




Dear Shareholder:


     You are invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Dataflex Corporation (the "Company"), which will be held at the Company's telesales office located at 101 Starcrest Drive, Clearwater, Florida, September 18, 1997, at 2:00 p.m., local time.



     The notice of the Annual Meeting and proxy statement on the following pages cover the formal business of the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please sign, date, and return your proxy promptly in the enclosed envelope to assure your stock will be represented at the Annual Meeting. If you decide to attend the Annual Meeting and vote in person, you will, of course, have that opportunity.



     The continuing interest of the shareholders in the business of the Company is gratefully acknowledged. We hope many will attend the Annual Meeting.



                                        Sincerely,



                                        /s/  Deborah Medley
                                        --------------------------------
                                             Deborah Medley
                                             Secretary

                              DATAFLEX CORPORATION
                              2145 CALUMET STREET
                           CLEARWATER, FLORIDA 34625

                          ___________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               SEPTEMBER 18, 1997



     The Annual Meeting of Shareholders (the "Annual Meeting") of Dataflex Corporation (the "Company") will be held at the Company's telesales office located at 101 Starcrest Drive, Clearwater, Florida, September 18, 1997, at 2:00 p.m., local time, for the following purposes:


     1. To consider and act upon a proposal to change the Company's state of incorporation from New Jersey to Florida by means of a merger of the Company into a wholly-owned Florida subsidiary of the Company, Dataflex
Reincorporation, Inc., as described in the accompanying Proxy Statement;

     2. To elect five members of the Board of Directors: one director to serve until the 1998 Annual Meeting; two directors to serve until the 1999 Annual Meeting; and two directors to serve until the 2000 Annual Meeting; and


     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.


     The Board of Directors has fixed the close of business on July 21, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.


     Shareholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE ANNUAL MEETING.


                                        By Order of the Board of Directors,



                                        /s/ Deborah Medley
                                        ----------------------------------
                                        Secretary

Clearwater, Florida

August 25, 1997

                             __________________

                               PROXY STATEMENT
                             __________________


               ANNUAL MEETING AND PROXY SOLICITATION INFORMATION



     This Proxy Statement is first being sent to shareholders on or about
August 25, 1997, in connection with the solicitation of proxies by the Board of Directors of Dataflex Corporation (the "Company"), to be voted at the Annual Meeting of Shareholders to be held on September 18, 1997, and at any adjournment thereof (the "Annual Meeting"). The close of business on July 21, 1997, has been fixed as the record date of the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, the Company had outstanding 5,961,169 shares common stock, no par value per share (the "Common Stock"), entitled to one vote per share.



     Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Annual Meeting will be voted at the Annual Meeting. If shareholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of the nominees for directors listed on the proxies and other proposals described in this Proxy Statement. The Board of Directors knows of no other matters that may be brought before the Annual Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.



     Shareholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A shareholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Annual Meeting.



     Approval of the election of directors will require a plurality of the votes cast at the Annual Meeting, provided a quorum is present. Votes cast by proxy or in person at the Annual Meeting will be tabulated by one or more inspectors of election appointed at the Annual Meeting, who will also determine whether a quorum is present for the transaction of business. Abstentions and broker non-votes will be counted as shares present in the determination of whether shares of the Company's common stock represented at the Annual Meeting constitute a quorum. Respect to matters to be acted upon at the Annual Meeting, abstentions and broker non-votes will be counted for the purpose of determining whether a proposal has been approved.



     The Company's Board of Directors has appointed, and the Shareholders have approved, Price Waterhouse LLP, Tampa, Florida, as independent public accountants for the year 1997. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by shareholders. The Company has not had any changes in, or disagreements with, its independent accountants on accounting or financial disclosure issues.


     The expense of preparing, printing and mailing proxy materials to shareholders of the Company will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

     The executive offices of the Company are located at 2145 Calumet Street, Clearwater, Florida 34625 and the Company's telephone number is (813) 562-2000.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS


     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of July 21, 1997 by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each executive officer named in the Summary Compensation Table (the "Named Executive Officers"), (iii) each director and nominee for director of the Company, and (iv) all directors and executive officers of the Company as a group.



                                                                          Amount and
                                                                            Nature
Name and Address of                                                     of Beneficial
Beneficial Owner                                                         Ownership(1)     Percent
----------------                                                         ------------     -------
Anthony G. Lembo(2)                                                           7,500          *

Richard C. Rose(2)                                                          298,156(3)      4.7%

Philip Doganiero(2)                                                          18,000          *

U.S. Bankcorp(4)                                                            551,000         9.4%

Pioneering Management Corporation(5)                                        423,500         7.2%

W. Keith Schilit(2)                                                          12,500(6)       *

Barry M. Alpert(2)                                                           12,500(6)       *


All directors and executive
 officers as a group (5 persons)(7)                                         373,656         6.4%


______________________
 *   Less than 1%.
(1) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person shares voting power and/or investment power. The Company has been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.
(2) The business address for Messrs. Doganiero, Lembo, Rose, Schilit and Alpert is 2145 Calumet Street, Clearwater, Florida 34625.
(3) The number of shares shown in the table above includes 271,813 shares that are subject to options that are currently exercisable.
(4) The number of shares shown is based on a Schedule 13G filed with the Securities and Exchange Commission, dated February 13, 1997. The business address for U.S. Bankcorp is 111 Southwest Fifth Avenue, Portland, Oregon 99204.
(5) The number of shares shown is based on a Schedule 13G filed with the Securities and Exchange Commission, dated January 14, 1997. The business address for Pioneering Management Corporation is 60 State Street, Boston, Massachusetts 02108.
(6) The number of shares shown in the table above includes 12,500 shares that are subject to options that are currently exercisable.
(7) The number of shares shown in the table above includes 373,656 shares beneficially owned by Messrs. Lembo, Rose, Doganiero, Schilit and Alpert, of which 296,813 shares are subject to options that are immediately exercisable.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information with respect to each person who is currently a director or executive officer of the Company.


                                                                                                 Year First
                                                                                                  Became a
 Name                                               Position(s)(1)                     Age        Director
 ----                                               --------------                     ---        --------
 Richard C. Rose . . . . . . . .    Chief Executive Officer and Director                49          1984

 Anthony G. Lembo  . . . . . . .    President, Chief Operating Officer, Chief           44          1996
                                    Financial Officer and Director

 Philip Doganiero  . . . . . . .    Chairman and Director                               40          1995

 W. Keith Schilit  . . . . . . .    Director                                            43          1997

 Barry M. Alpert . . . . . . . .    Director                                            56          1997
----------------


(1) Currently, the Board of Directors of the Company is divided into five classes. The current terms expire in 1997 for Class II directors (Mr. Lembo), 1998 for Class III directors (Mr. Doganiero), 1999 for Class IV directors (Mr. Schilit), 2000 for Class V directors (Messrs. Rose and Alpert) and 2001 for Class I directors. Upon shareholder approval of the reincorporation of the Company from New Jersey to Florida, the Board of Directors will be divided into three classes with terms expiring in the years 1998 (Class I), 1999 (Class II), and 2000 (Class III). See "Proposal 2 - Election of Directors."



     Richard C. Rose has served as Chief Executive Officer of the Company since April 1990. Mr. Rose has served as a director of the Company since October 1984 and Chairman of the Board of Directors from September 1993 to December 1996. Prior to April 1990, Mr. Rose served as President of the Company (April 1987 - September 1993), Chief Operating Officer of the Company (July 1986 - April 1990) and as Vice President - Sales and Marketing of the Company (July 1984 - April 1987).

     Anthony G. Lembo has served as President, Chief Operating Officer, Chief Financial Officer and a director of the Company since October 1996. Prior to October 1996, Mr. Lembo served as Vice President of the Company (1995 - 1996). Mr. Lembo's previous experience includes nine years as Chief Operating Officer of National Data Products ("NDP"), prior to the Company's acquisition of NDP (1986 - 1995).

     Philip Doganiero has served as a director of the Company since January 1995 and as Chairman of the Board of Directors since December 1996. Prior to December 1996, Mr. Doganiero served as President of the Company (April 1996 - December 1996) and Co-President of the Company (January 1995 - April 1996), following the Company's acquisition of NDP. Prior to 1995, Mr. Doganiero was a founder and President of NDP (1972-1995).


     W. Keith Schilit has served as a director of the Company since April 1997. Dr. Schilit is a professor of management and the director of the Program in Entrepreneurship at the University of South Florida, Tampa, Florida, having served on the faculty of the university since 1985. Dr. Schilit, who holds an MBA and Ph.D. in strategic planning, is also an author, consultant and lecturer. He has been the principal owner of Catalyst Ventures (and its predecessors), a business consulting firm, since approximately 1982. From 1982 until 1985, he was on the faculty of Syracuse University and from 1979 until 1982, he was on the faculty of University of Maryland. He also is a director of ASM Fund, Inc.


     Barry M. Alpert has served as a director of the Company since April 1997. Mr. Alpert has served as Managing Director, Investment Banking for Raymond James & Associates, Inc. since January 1997, as director of Reptron Electronics, Inc. since 1995 and as Chairman of Alpert Financial Group, Inc. (a family investment holding company) since 1989. Prior to January 1997, Mr. Alpert served as Vice President, and as Senior Vice President-Investment Banking for Robert W. Baird & Co. Incorporated (1991 - 1997). From 1989 until 1993, Mr. Alpert served as Vice Chairman of Colony Bank. Mr. Alpert also served as Vice Chairman and director of Western Reserve Life Assurance Co. of Ohio and as President of Pioneer Western Corporation from 1989 until 1991. Prior to 1989, Mr. Alpert served as President and Chief Executive Officer of United Insurance Companies, Inc. (1988-1989); Chairman of the Board of Directors, President and Chief Executive Officer of Home Life Financial Assurance Corporation (1982-1988); Chairman of the Board of Directors, President and Chief Executive Officer of Orange State Life Insurance Company (1977-1989) and Chairman of the Board of Directors of Life Savings Bank (1979-1983).

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     During 1996, the Company's Board of Directors held 7 meetings. Other than Messrs. Alpert and Schilit, who were appointed to the Board on April 6, 1997, each other incumbent director attended at least 75% of the total number of Board meetings and meetings of committees of which he is a member. Messrs. Alpert and Schilit have attended all Board meetings since their appointment.

     The Company's Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee is composed of two independent directors, Messrs. Schilit and Alpert. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plan and results of the audit engagement, approves professional services provided by the accountants, reviews the independence of the accountants, considers the range of audit and non-audit fees, and reviews the adequacy of the Company's internal accounting controls.

     The Company has established a Compensation Committee, consisting of Messrs. Schilit and Alpert. The Compensation Committee determines the compensation of the Company's executive officers and sets financial targets to be used in determining executive bonuses.

     The Company does not have a Nominating Committee. This function is performed by the Board of Directors.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are paid $12,000 annually. All directors receive reimbursement for reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director who is an employee of the Company receives separate compensation for services rendered as a director.


          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT


     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors, and ten percent shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.


     Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no SEC Forms 3, 4, or 5 were required to be filed by those persons, the Company believes that during fiscal year 1997, its officers, directors and ten percent beneficial owners timely complied with all applicable filing requirements.

                             EXECUTIVE COMPENSATION


     The following table sets forth certain information concerning the compensation earned during fiscal years 1995, 1996 and 1997 by the Company's Chief Executive Officer (the "CEO") and each of the other Named Executive Officers of the Company whose total annual salary and bonus for fiscal year 1997 exceeded $100,000 (collectively, the "Named Executive Officers"). Messrs. Doganiero and Lembo were not employed by the Company during fiscal year 1995.


                           SUMMARY COMPENSATION TABLE

                                                                           Long Term Compensation
                                                                     ---------------------------------
                                        Annual Compensation                  Awards           Payouts
                            ------------------------------------     ----------------------   -------
                                                          Other                  Securities
Name                                                     Annual     Restricted     Under-              All Other
and                                                      Compen-      Stock        lying        LTIP     Compen-
Principal                  Fiscal   Salary($)            sation      Awards(s)  Options/SARs   Payouts   sation
Position                     Year    (1)      Bonus($)     ($)         ($)          (#)         ($)       ($)
-------------------------------------------------------------------------------------------------------------------

  Richard C. Rose            1995  $ 329,400  $254,416       ----       ----        ----      ----    $  1,913 (3)
  Chief Executive Officer    1996  $ 329,400      ----       ----    $31,525 (2)    ----      ----    $153,550 (4)
                             1997  $ 354,600      ----       ----    $49,563 (2)  97,022      ----    $    380 (3)



  Anthony G. Lembo           1996  $ 125,000      ----       ----       ----        ----      ----    $  1,100 (3)
  President, Chief           1997  $ 175,000      ----       ----       ----      40,000      ----    $    914 (3)
  Operating
  Officer and Chief
  Financial
  Officer


  Philip Doganiero           1996  $ 225,000      ----       ----       ----        ----      ----    $  2,187 (3)
  Chairman of the Board      1997  $ 103,800(5)   ----    $15,000 (5)   ----      40,000      ----    $  1,052 (3)
  of Directors
-----------

(1)  Includes deferred compensation.
(2) Mr. Rose was granted 27,022 shares of Common Stock in fiscal year 1996, pursuant to a restricted stock agreement (the "Agreement"). Pursuant to the terms of the Agreement, the comprising shares are subject to certain restrictions that expire on March 31, 1998. The restrictions lapse equally each year for the term of the grant and with respect to all shares in the event of termination of employment for any reason other than "cause," voluntary termination for "good reason" and death or disability, as defined in the Agreement. If at any time prior to the expiration of the restriction period, employment is terminated "for cause" or any other reason not provided for under the Agreement, any such shares still subject to restrictions, as previously described, shall be transferred to the Company, without monetary consideration. Dividends are not payable on the restricted stock. The number of shares of Common Stock comprising Mr. Rose's aggregated restricted stock holdings at fiscal year end 1997 was 9,007 and the value of such shares was $24,780. The value of the vested portion of the restricted stock grants issued to Mr. Rose at fiscal year end 1997 was $49,563.
(3)  All other compensation represents 401(k) matching contributions.
(4) Includes a one-time lump sum distribution to Mr. Rose of $152,000 on April 1, 1995.
(5) Mr. Doganiero voluntarily reduced his base salary to $1.00 effective October 1, 1996. However, he is entitled to an annual base salary of $225,000 under the terms of his employment agreement. Neither the Company nor Mr. Doganiero currently have a plan or proposal for payment of the foregone salary amounts.
(6) Includes $1,052 of 401(k) matching contributions and $15,000 in premiums, payable quarterly by the Company, for a split dollar key-man life insurance policy for which Mr. Doganiero's estate is the beneficiary.

OPTION GRANTS IN FISCAL YEAR 1997

          The following table contains information concerning the grant of stock options pursuant to the Company's several stock option plans to the Named Executive Officers during fiscal year 1997.

                                  Individual Grants
--------------------------------------------------------------------------------------   Potential Realizable
                                                  Percent of                           Value at Assumed Annual
                                                    Total                               Rates of Stock Price
                                      Number of    Options/                            Appreciation For Option
                                     Securities      SARs                                      Term(3)
                                     underlying   Granted to                           ------------------------
                                     option/SARs  Employees   Exercise of
                                       Granted    in Fiscal   Base Price   Expiration
                Name                   (#)(1)        Year      ($/Sh)(2)      Date       5% ($)      10% ($)
---------------------------------------------------------------------------------------------------------------
Richard C. Rose . . . . . . . . . .      97,022       16.4%     $ 2.06      11/15/06  $    42,971  $   92,150
Anthony G. Lembo  . . . . . . . . .      40,000       6.76%     $ 2.06      11/15/06       17,720      38,000
Philip Doganiero  . . . . . . . . .      40,000       6.76%     $ 2.06      11/15/06       17,720      38,000


(1) On November 15, 1996, an option to purchase 97,022 shares at $2.06 per share was granted to Mr. Rose in exchange for cancellation of the options previously granted on April 1, 1995 and August 11, 1995 (options to purchase 27,022 shares at $8.125 per share and 70,000 shares at $5.75 per share, respectively).
(2) All stock options were granted at the fair market value on the date of grant.
(3) The amounts set forth are based on assumed appreciation of 5% and 10% rates as prescribed by the Commission rules and are not intended to forecast future appreciation, if any, of the stock price.

AGGREGATE OPTION TABLE

     The following table shows information concerning options exercised during fiscal year 1997 and options held by the Named Executive Officers at the end of fiscal year 1997.

                                                                                            Value of
                                                                   Number of              Unexercised
                                                                  Securities              In-the-Money
                                                            Underlying Unexercised         Options at
                                                               Options at Fiscal          Fiscal Year-
                                                                  Year-End(#)              End($)(1)
                          Shares Acquired       Value           Exercisable(E)/         Exercisable(E)/
Name                      on Exercise(#)     Realized($)       Unexercisable(U)         Unexercisable(U)
----                      --------------   --------------      ----------------         ----------------
Richard C. Rose                 --               --               271,813(E)/                $0(E)/
                                                                  134,209(U)               $66,945(U)

Philip Doganiero                --               --                  0(E)/                   $0(E)/
                                                                   40,000(U)               $27,600(U)

Anthony G. Lembo                --               --                  0(E)/                   $0(E)/
                                                                   40,000(U)               $27,600(U)

_________

(1) Represents the dollar value of the difference between the value at the end of fiscal year 1997 and the option exercise price of unexercised options at the end of fiscal year 1997.


TEN-YEAR OPTION REPRICINGS


     The following table sets forth certain information concerning repricing of stock options to purchase shares of Common Stock held by the Named Executive Officers.



                                                  Number of                                                  Length Of
                                                 Securities    Market Price                               Original Option
                                                 Underlying     Of Stock At    Exercise Price                  Term
                                                 Options/SARs     Time of        At Time Of      New        Remaining At
                                                 Repriced Or   Repricing or     Repricing Or   Exercise       Date If
                                                  Amended        Amendment       Amendment      Price       Repricing Or
       Name                       Date             (#)             ($)             ($)           ($)         Amendment
---------------------------------------------------------------------------------------------------------------------------
Richard C. Rose                 12/20/96         70,000        $ 2.06          $    5.75      $   2.06       9 years
 Chief Financial Officer        12/20/96         27,022        $ 2.06          $    8.125     $   2.06       9 years

Anthony G. Lembo                  N/A             N/A           N/A                N/A           N/A           N/A
 President, Chief Operating
 Officer and Chief Financial
 Officer

Philip Doganiero                  N/A             N/A           N/A                N/A           N/A           N/A
 Chairman of the Board of
 Directors

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with executive officers Richard C. Rose and Philip Doganiero. Mr. Rose's agreement, as amended, provides for a minimum annual base salary of $329,400, a one-time lump sum distribution of $152,000 on April 1, 1995, discretionary bonuses awarded by the Company's Board of Directors and awards of restricted stock and stock options that vest over three years. Mr. Rose's amended employment agreement expires December 31, 1999. Mr. Doganiero's agreement provides for an annual base salary of $225,000 or such greater amount as may be approved from time to time by the Company's Board of Directors and expires January 11, 1998.

     Pursuant to their respective employment agreements, Messrs. Rose and Doganiero each agree not to compete, directly or indirectly, with the Company in the states in which the Company does or may do business during the terms of their employment and for a period of one year after the termination of their employment. If either Mr. Rose or Mr. Doganiero is terminated without cause, the Company is required to pay his remaining base salary and any additional compensation earned in excess of his base salary until the date of termination, plus an amount equal to his then annual base salary for the period through and including the expiration of his employment agreement. If either Mr. Rose or Mr. Doganiero is terminated with cause, the Company is required to pay only his base salary up to the date of termination. If either Mr. Rose or Mr.
Doganiero dies during the term of his employment, the Company is required: (a) to pay to his estate the base salary otherwise payable until the later of (i) three years from the date of death or (ii) the end of the term of his employment agreement; and (b) to pay his estate an additional $5,000.

     Under their respective employment agreements, if there is a "change in control" of the Company and, subsequent to such change in control, either Mr. Rose's or Mr. Doganiero's employment agreement (or any subsequent employment agreement then in effect which expires prior to the time they have attained 65 years of age) is terminated or is not renewed by the Company at the expiration of its term, or any renewals, extensions or modifications, then he would receive compensation in an amount equal to 299% of his annual base salary in effect at the time of his termination (the "Severance Amount"). This Severance Amount would be payable in one single payment within 60 days after the termination of his employment. The Severance Amount, however, may not exceed three times the "base amount" as determined under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). In the event the Severance Amount is reduced for the reason set forth in the preceding sentence, the Severance Amount would be reduced prior to the reduction of any other payments due under each of Mr. Rose's and Mr. Doganiero's employment agreements. A "change in control" is defined in both employment agreements as a transfer of more than 50% of the Company's Common Stock in a single transaction or series of transactions in concert with each other (excluding transfers made by persons who were officers or were related to officers of the Company immediately prior to the change in control).


     The Company has also entered into an employment agreement with Anthony G. Lembo, its President, Chief Operating Officer and Chief Financial Officer, effective January 11, 1995. Mr. Lembo's employment agreement is for a period of three years and provides for an annual base salary of $125,000 or such greater amount as may be approved from time to time by the Company's Board of Directors. Upon Mr. Lembo's election as President of the Company, the Board of Directors approved an increase of Mr. Lembo's annual base salary to $175,000 ("Base Salary") and an amount equal to $50,000 per year, or such greater amount as may be approved from time to time by the Company's Board of Directors, if the Company's Southeast division meets or exceeds certain financial targets, to be determined by the Company's Board of Directors ("Performance Bonus"). The financial targets for the current fiscal year have not been established, but the Board expects to do so in the near future. In fiscal year 1997, because of the Company's performance, it was determined that no bonus for executive officers would be paid. Pursuant to his employment agreement, Mr. Lembo agrees not to compete, directly or indirectly, with the Company in the states in which the Company does or may do business, during the term of his employment and for a period of one year after the termination of his employment. The employment agreement also provides that Mr. Lembo shall receive severance benefits if his employment is terminated by the Company "without cause" (as defined in the employment agreement). In such a case, Mr. Lembo would receive his Base Salary, as in effect upon his termination, for the remaining term of his employment agreement and his Performance Bonus for the last full fiscal year completed prior to the date of his termination. Mr. Lembo's employment agreement expires January 11, 1998.

STOCK OPTION PLANS

     The Company maintains two incentive stock option plans (the "ISO Plans") and five incentive and nonqualified stock option plans. The 1989, 1990, 1991, 1992 and 1994 incentive and nonqualified stock option plans (the "NQSO Plans") provide for the grant of both incentive stock options and nonqualified stock options to employees of the Company.

     Shares of Common Stock have been reserved and issued under the above plans as follows:

                     Stock Option Plan                Shares Reserved            Shares Granted
                     -----------------                ---------------            --------------
                     1984 and 1987 ISO Plans              700,000                   700,000
                     1989 NQSO Plan                       400,000                   400,000
                     1990 NQSO Plan                       160,000                   110,250
                     1991 NQSO Plan                       200,000                    50,000
                     1992 NQSO Plan                       400,000                   372,750
                     1994 NQSO Plan                       800,000                   622,722

     The ISO Plans and the NQSO Plans, excluding the 1990 NQSO Plan, provide for the discretionary grant of options to purchase Common Stock at a price determined by the Compensation Committee of the Board of Directors, but, in the case of incentive stock options, at a price not less than the fair market value thereof on the date of grant. The options, by their terms, must be exercised within ten years from the date on which they are granted or within 90 days of employment termination.


     All options fully vest at date of grant except for stock options granted under the 1989, 1991 and 1992 NQSO Plans, which vest 25% per year beginning one year after grant date, and the 1994 NQSO Plan, which provides the Board of Directors with discretion to determine vesting.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Board Compensation Committee Report on Executive Compensation and Repricing of Options and the Performance Graph shall not be incorporated by reference into any such filings.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") is comprised of the two outside directors of the Company, Messrs. Alpert and Schilit. The Committee reviews, recommends and approves changes to the Company's compensation policies and programs and administers the Company's stock option plans. The Committee is also responsible for reviewing and approving all compensation decisions for the CEO and other executive officers.


     Compensation packages granted to the Company's CEO and other executive officers are designed to provide executives with (i) competitive base salaries and (ii) incentive opportunities to earn additional compensation based on corporate performance. The incentive portion of the packages includes bonuses, stock options and restricted stock. The Company has structured its compensation packages to support the strategic goals and objectives of the Company.


     Base Salaries

     Base salaries of the CEO and other executive offices are customarily targeted to be competitive with salaries commanded by those in similar positions within the Company's Peer Group in the Performance Graph set forth below. In setting individual base salary levels of the CEO and other executive officers, the Committee reviews and compares various published salary surveys and specifically, the salaries and financial performance of the companies in the Company's Peer Group. Although the Company's base salaries for its CEO and other executive officers were similar to the competitive median for the Company's Peer Group competitors in fiscal year 1997, the Company's grant of bonuses and annual incentives fell significantly below the competitive median due to the Company's financial performance in fiscal year 1997.


     The minimum base salaries of the CEO and other executive officers are set forth in employment agreements between the Company and such executive officers, which agreements are reviewed annually by the Committee to determine if increases are warranted. Any salary increases that are approved by the Committee are generally awarded at fiscal year end based on a review of the level of achievement of targeted financial and strategic objectives, individual performance and contributions to the achievement of the Company's objectives. Following a review of the Company's financial statements for fiscal year 1997, including the decrease in the Company's earnings, the Committee determined to maintain the base salaries of its CEO and other executive officers, and to not award any executive officer a bonus for fiscal year 1997.


     Stock Options and Restricted Stock

     The Company's long-term incentives for executive officers are provided through restricted stock awards and stock option grants and are granted to reinforce the importance of improving shareholder value over time. The Committee did not grant any restricted stock in fiscal year 1997. The Committee awarded a special restricted stock grant to the CEO in fiscal year 1996, vesting over three years, and did not issue any stock-based grants to the CEO in fiscal year 1997.


     Stock options are granted at the fair market value of the stock on the date of grant to ensure that senior officers are rewarded only for any prospective appreciation in the price of the Common Stock. Restricted stock is granted at a value determined by the Board of Directors. Option grants generally vest over a period of three to four years, and the executives must be employed by the Company at the time of vesting in order to exercise the options. The size of the option grant is based upon competitive practice and position level, the expected contribution of each executive officer to the Company's strategic and financial objectives, and the Committee's desire to provide the executive officers with an opportunity to build a meaningful stake in the Company with the objective of aligning the executive officers' long-range interests with those of the Company's shareholders and to encourage executives to remain in the Company's employ. In fiscal year 1997, the Committee granted stock options to its executive officers, as shown in the Summary Compensation Table, and determined to reprice the stock options previously granted to the Company's CEO, as shown in the Ten-Year Option Repricings table.


     Benefits


     Benefits offered to executive officers serve a different purpose than do other elements of total compensation. In general, they provide a safety net against problems that can arise from illness, disability or death. Benefits offered to executive officers include medical and dental benefits and life insurance. The Company also matches up to 6% of employee contributions to a 401(k) plan, at a percentage determined each year by the Company.



     The SEC requires compensation committees of public companies to state their compensation policies with respect to the recently enacted federal income tax laws that limit to $1 million the deductibility of compensation paid to executive officers named in proxy statements of such companies. In light of the current level of compensation for the Company's Named Executive Officers, the Compensation Committee has not adopted a policy with respect to the deductibility limit, but will adopt such a policy should it become relevant.


     Barry M. Alpert
     W. Keith Schilit


BOARD COMPENSATION COMMITTEE REPORT ON REPRICING OF OPTIONS


     In December 1996, the Committee determined to exchange and reprice
(the "Repricing") certain outstanding stock options ("Outstanding Options") held by the Company's CEO, Richard C. Rose. The Committee noted that the overall purpose of the Company's stock option plans had been to attract and retain the services of the Company's executives and to provide incentives to such persons to exert maximum efforts for the Company's success. The Committee concluded that the decline in the market value of shares of Common stock had frustrated these purposes and diminished the value of the Company's stock option program as an element of the Company's overall compensation arrangements.



     In connection with the Repricing, Mr. Rose exchanged an aggregate of 97,022 Outstanding Options. At the time of the Repricing, the exercise price of 70,000 Outstanding Options was $5.75 per share of Common Stock and $8.125 per share of Common Stock for the remaining 27,022 Outstanding Options. The exercise price of all new options ("New Options") is $2.06 per share of Common Stock, the then market price of the Common Stock. In addition, the Outstanding Options exchanged by Mr. Rose had remaining terms of approximately nine years at the time of repricing. The New Options issued in exchange for such Outstanding Options have terms of ten years.


     Barry M. Alpert
     W. Keith Schilit

                               PERFORMANCE GRAPH


     The following performance graph compares the cumulative total shareholders' return on the Company's Common Stock with that of the NASDAQ Market Index, a broad market index published by Media General Financial Services, and that of CompuCom Systems, Inc., InaCom Corp. and TransNet Corporation, public companies in the same industry as the Company, involved in the sale of similar products and with similar lengths of corporate existence (the "Peer Group"). The comparison assumes that $100 was invested in each of the Company's Common Stock, the stocks included in the NASDAQ Market Index and the stocks included in the Peer Group at the beginning of the five year period covered by the graph. The indexes reflect formulas for dividend reinvestment and weighting of individual stocks. Stock price performances shown on the graph are not intended to be indicative of future price performances.


                  Comparison of 5 Year Cumulative Total Return
                    of Company, Peer Group and Broad Market

                               FISCAL YEAR ENDING


                                                   1993        1994       1995      1996     1997
                    Company                        55.26      77.63       85.53    31.11     28.21
                    Peer Group                    180.09     227.87      129.77   220.28    249.63

                    Broad Market                  130.08     150.33      159.48   194.52    206.47


                                    [GRAPH]

                              CERTAIN TRANSACTIONS



     The Company has made loans from time to time during fiscal years 1987 through 1997 to its employees, including Richard C. Rose, the Company's CEO, primarily to enable them to exercise stock options to purchase the Company's Common Stock. During fiscal year 1997, the amount of indebtedness owed on such loans was evidenced by promissory notes from the appropriate employees. The loans to the employees of the Company bear interest at rates ranging from 7.0% per annum to prime plus 1.5% per annum and are payable upon demand. On May 6, 1986, June 30, 1991, March 31, 1992 and September 30, 1993, the Company made loans to Mr. Rose for $20,000, $75,425, $73,616 and $50,000, respectively, to enable Mr. Rose to exercise stock options. The loans to Mr. Rose bear interest at rates of 7.0%, 0%, 7.0% and 6.0%, respectively, with interest only due and payable until January 1, 2000, and thereafter, Mr. Rose is obligated to pay the remaining balance in five equal principal installments due and payable on January 1, 2001,2002,2003,2004 and 2005. As of March 31, 1996 and 1997, Mr.
Rose's outstanding loan balance was $228,594 and $238,147, respectively.

     PROPOSAL 1 - REINCORPORATION OF THE COMPANY FROM NEW JERSEY TO FLORIDA

INTRODUCTION


     On June 16, 1997, the Board of Directors approved an Agreement and Plan of Merger (the "Merger Agreement") between the Company and Dataflex Reincorporation, Inc. ("Dataflex Florida"), a copy of which is attached as Exhibit A to this Proxy Statement, whereby the Company will merge with and into Dataflex Florida (the "Merger"). Upon shareholder approval of the Merger Agreement, the Company's state of incorporation will change from New Jersey to Florida (the "Reincorporation"). Dataflex Florida is a wholly-owned nonoperating subsidiary of the Company recently incorporated in Florida solely for purposes of effecting the Reincorporation.


REASONS FOR THE REINCORPORATION


     The principal reason for the Reincorporation is to conform the Company's legal residence to its principal place of business. The Company was incorporated under New Jersey law at a time when the Company's business was closely linked to New Jersey. The Company had its principal place of business in New Jersey and a substantial portion of its business was conducted in New Jersey. The Company has subsequently relocated its primary operations to Florida. With the primary operations of the Company outside of New Jersey, the Company's historical ties to New Jersey no longer appear to management to be decisive in determining the best jurisdiction to fulfill the business needs of the Company. Also, the Board of Directors believes that having the Company's legal residence in Florida may have certain advantages. For example, it could enable the Company to have a more significant voice in the legislative process with respect to corporate and other Florida laws directly affecting it. This opportunity can be important, as corporations are substantially affected by changes in the legal and financial environment in which they operate, and by the variety of legislative and other governmental actions that may be taken in response to such changes. In addition, a corporation's state of incorporation is likely to be a litigation forum from time to time, and litigation at a distance from the Company's principal offices can result in significant inconveniences and added expenses to the Company.


     The Board of Directors believes that the Florida Business Corporation Act (the "Florida Act") will meet the Company's business needs. The Florida Act is a comprehensive, modern and flexible statute based on the Revised Model Business Corporation Act. For the most part, it provides the flexibility in management of a corporation and in the conduct of various business transactions that is characteristic of the New Jersey Business Corporation Act (the "New Jersey Act"). See "Material Terms of New Jersey and Florida Corporate Laws and Differences."


     Based upon the foregoing, the Board of Directors has determined that it would be in the best interests of the Company and its shareholders to reincorporate in Florida, through a merger with its wholly-owned subsidiary, Dataflex Florida.


THE MERGER

     The Reincorporation will be effected by merging the Company into Dataflex Florida, which will be the surviving corporation of the Merger. The terms and conditions of the Merger are set forth in the Merger Agreement included as Exhibit A to this proxy statement, and the summary of the terms and conditions of the Merger set forth below is qualified by reference to the full text of the Merger Agreement.


     Upon consummation of the Merger, Dataflex Florida will continue the current operations of the Company, change its name to "Dataflex Corporation," and the Company will cease to exist. The Reincorporation will change the legal domicile of the Company, but will not result in a change in the name, principal office, business, management, capitalization, assets or liabilities of the Company. By operation of law, Dataflex Florida will succeed to all of the assets and assume all of the liabilities of the Company. After the Merger, the Board of Directors of Dataflex Florida will be comprised of the persons elected to the Board of Directors of the Company at the Annual Meeting, and the persons who are currently serving as executive officers of the Company will continue to serve in the same capacities for Dataflex Florida.

     After the Merger, the rights of shareholders and the Company's corporate affairs will be governed by the Florida Act and by the Articles of Incorporation and By-Laws of Dataflex Florida, instead of the New Jersey Act and the Certificate of Incorporation and By-Laws of the Company. The material differences between the New Jersey Act and Florida Act are discussed below under "Material Terms of New Jersey and Florida Corporate Laws and Differences." The Articles of Incorporation of Dataflex Florida are similar to the Certificate of Incorporation of the Company in material respects, except as discussed below under "Material Terms of New Jersey and Florida Corporate Laws and Differences." The By-Laws of Dataflex Florida and of the Company contain differences attributable to the differences between the Florida Act and the New Jersey Act. The Company does not believe that such differences are material to the shareholders, except as noted below in "Material Terms of New Jersey and Florida Corporate Laws and Differences." A copy of the Articles of Incorporation of Dataflex Florida is set forth as Exhibit B to this Proxy Statement. The Certificate of Incorporation and By-Laws of the Company and the By-Laws of Dataflex Florida are available for inspection by shareholders of the Company at the principal offices of the Company located at 2145 Calumet Street, Clearwater, Florida 34625.

     Upon the effectiveness of the Merger, each outstanding share of Common Stock of the Company will be automatically converted into one share of the Common Stock, no par value per share, of Dataflex Florida (the "Florida Common Stock"). Each outstanding certificate representing shares of Common Stock of the Company will continue to represent the same number of shares of Florida Common Stock, and such certificates will be deemed for all corporate purposes to evidence ownership of shares of the Company Common Stock. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF DATAFLEX FLORIDA. The Florida Common Stock will be traded on the Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "DFLX," without interruption, and the delivery of existing stock certificates of the Company will constitute "good delivery" of shares of Dataflex Florida in stock transactions effected after the Merger.


     Following the Merger, the Company's stock option plans will be continued by Dataflex Florida, and each outstanding option granted pursuant to the plans will automatically be converted into an option to purchase the same number of shares of Florida Common Stock at the same exercise price and upon the same terms and conditions as set forth in the options. Any other of the Company's employee benefit arrangements will also be continued by Dataflex Florida upon the same terms and conditions. Upon the effectiveness of the Merger, all outstanding warrants to acquire Common Stock will automatically be converted into warrants to purchase the same number of shares of Florida Common Stock on identical terms and conditions.


     Consummation of the Merger is subject to the approval of the shareholders. The Merger is expected to become effective as soon as practicable after shareholder approval is obtained. Prior to its effectiveness, however, the Merger may be abandoned by the Board of Directors if, for any reason, the Board of Directors determines that consummation of the Merger is no longer advisable.

     Dissenter's rights are not available to shareholders of the Company with respect to the proposed Merger.

FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION


     The discussion below provides general information about certain expected federal income tax consequences of the Merger. The following summary does not discuss certain tax considerations, which vary depending on the particular circumstances of particular shareholders and does not discuss state, local or foreign tax laws. EACH SHAREHOLDER OF THE COMPANY SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER FOR SUCH SHAREHOLDER, INCLUDING THE APPLICABLE AND POSSIBLE EFFECT OF FOREIGN, STATE AND LOCAL TAX LAWS.



     The Reincorporation will qualify as a tax-free corporate reorganization under Section 368(a)(1)(F) of the Code. No gain or loss will be recognized by holders of Company shares on the exchange of such shares for shares of Dataflex Florida as a result of the Reincorporation and no gain or loss will be recognized by the Company or Dataflex Florida. Each former holder of Company shares will have a basis in his shares of Dataflex Florida equal to his basis in the shares of Company held prior to the Reincorporation.

     In conjunction with the Reincorporation, various rights, options and warrants to acquire Common Stock of the Company will be converted into rights, options and warrants to acquire Florida Common Stock. Because the Company is treated as remaining in existence for federal income tax purposes, this conversion of the rights, options and warrants will not be taxable.


     The holding period of the shares of Dataflex Florida will include the period during which the corresponding shares of the Company were held.

     THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. IT DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER. THE ABOVE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. THE FOREGOING IS NOT BINDING UPON THE INTERNAL REVENUE SERVICE, AND NO RULINGS OF THE INTERNAL REVENUE SERVICE WILL BE SOUGHT OR OBTAINED. THERE IS NO ASSURANCE THAT THE INTERNAL REVENUE SERVICE WILL AGREE WITH THE FOREGOING DISCUSSION. THE FOREGOING IS SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF SUCH DISCUSSION. EACH SHAREHOLDER OF THE COMPANY SHOULD CONSULT THEIR TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

MATERIAL TERMS OF NEW JERSEY AND FLORIDA CORPORATE LAWS AND DIFFERENCES

     The more significant differences between the Florida Act and the Articles of Incorporation and the By-Laws of Dataflex Florida on the one hand, and the New Jersey Act and the Certificate of Incorporation and By-Laws of the Company on the other, are summarized below.

Liability of Directors

     The Florida Act provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless the director breaches or fails to perform his statutory duties as a director and such breach or failure (1) constitutes a violation of criminal law, unless the director has reasonable cause to believe his conduct was lawful or has no reasonable cause to believe his conduct was unlawful, (2) constitutes a transaction from which the director derives an improper personal benefit, (3) results in an unlawful distribution, (4) in a derivative action or an action by a shareholder, constitutes conscious disregard for the best interests of the corporation or willful misconduct, or (5) in a proceeding other than a derivative action or an action by a shareholder, constitutes recklessness or an act or omission which is committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property. The Florida Act further provides that a director shall discharge his duties as a director (1) in good faith, (2) with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and (3) in a manner he reasonably believes to be in the best interests of the corporation. Under the New Jersey Act, a certificate of incorporation may provide that a director shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to them, except for a breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. The Company's Certificate of Incorporation currently includes this provision. The Articles of Incorporation of Dataflex Florida do not include a comparable provision because the provisions of the Florida Act eliminating personal liability of directors under the circumstances described above automatically apply to all Florida corporations. Therefore, if the Merger is approved, the above-described provision under the Florida Act will apply to the directors of Dataflex Florida.

Classification of the Board of Directors

     Under the New Jersey Act, directors are elected for a term of one year and until their successors are elected and qualified, unless the certificate of incorporation provides for the classification of directors with respect to the duration of time for which they hold office. The Company's Certificate of Incorporation currently provides that the Board of Directors shall be divided into five classes of directors. In contrast, the Florida Act allows only three classes of directors and Article VII of the Articles of Incorporation for Florida Dataflex, attached hereto as Exhibit B, provides that the Board shall be divided into three classes of directors, Class I, Class II and Class III, each class to be as nearly equal in number of directors as possible. Each director shall serve for a term ending at the third annual shareholders' meeting following the Annual Meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending at the 1998 Annual Meeting, the directors first elected to Class II shall serve for a term ending at the 1999 Annual Meeting, and the directors first elected to Class III shall serve for term ending at the 2000 Annual Meeting. Article XI of the Florida Dataflex Articles of Incorporation further provides that the affirmative vote of the holders of at least 60% of the entire capital stock of the Company issued and outstanding and entitled to vote is required to alter, amend or repeal Article VII.


Indemnification

     Under both the Florida Act and the New Jersey Act, a corporation may generally indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of any proceedings (other than derivative actions), if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, has no reasonable cause to believe their conduct was unlawful.
A similar standard is applicable in derivative actions, except that indemnification may be made only for (1) expenses (including attorneys' fees) and certain amounts paid in settlement, and (2) in the event the person seeking indemnification has been adjudicated liable, amounts deemed proper, fair and reasonable by the appropriate court upon application thereto. The New Jersey Act and the Florida Act both provide that to the extent that such persons have been successful in defense of any proceeding, they must be indemnified by the corporation against expenses actually and reasonably incurred in connection therewith. The Company's Certificate of Incorporation currently provides for indemnification of its officers and directors to the fullest extent permitted by law. The By-Laws of Dataflex Florida provide that directors and officers will be indemnified to the fullest extent permitted by law.

Derivative Actions

     Under both the Florida Act and the New Jersey Act, an individual or entity may not bring a derivative action unless the individual or entity is a shareholder of the corporation at the time of the challenged transaction or unless the individual or entity acquired the shares by operation of law from an individual or entity who was a shareholder at such time. The Florida Act also provides that a complaint in a derivative proceeding must be verified and must allege with particularity that a demand was made to obtain action by the board of directors and that the demand was refused or ignored. Under both the Florida Act and the New Jersey Act, a derivative proceeding may be settled or discontinued only with court approval, and under the Florida Act, the court may dismiss a derivative proceeding if the court finds that certain independent directors (or a committee of independent persons appointed by such directors) have determined in good faith after conducting a reasonable investigation that the maintenance of the action is not in the best interests of the corporation. Both the Florida Act and the New Jersey Act provide that if an action was brought without reasonable cause the court may require the plaintiff to pay the corporation's reasonable expenses, and if the plaintiff is successful the court may require the corporation to pay the reasonable expenses of the plaintiff.

Distributions and Redemptions

     A Florida corporation may make distributions to shareholders as long as, after giving effect to such distribution (1) the corporation would be able to pay its debts as they become due in the usual course of business, or (2) the corporation's total assets would not be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise, which Dataflex Florida's Articles of Incorporation do not) the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Under the Florida Act, a corporation's redemption of its own capital stock is deemed to be a distribution. Under New Jersey law, the standard for determining when a corporation may make distributions on or repurchase shares of stock is whether, after paying the dividend or repurchasing the shares, the corporation would be unable to pay its debts as they become due in the usual course of business, or whether the corporation's total assets would be less than its total liabilities. The New Jersey standard is also stated as permitting distributions and redemptions unless the corporation is insolvent or would thereby become insolvent. Such dividends or distributions may be made out of surplus only, except in dissolution. Under New Jersey law, surplus means the excess of net assets of a corporation over its stated capital.

Shareholder Inspection of Books and Records

     Under the Florida Act, a shareholder is entitled to inspect and copy the articles of incorporation, by-laws, certain board and shareholder resolutions, certain written communications to shareholders, a list of the names and business addresses of the corporation's directors and officers, minutes of all shareholder meetings and records of all actions taken by shareholders without a meeting for the past three years, and the corporation's most recent annual report, during regular business hours if the shareholder gives at least five business days' prior written notice to the corporation. In addition, a shareholder of a Florida corporation is entitled to inspect and copy other books and records of the corporation during regular business hours if the shareholder gives at least five business days' prior written notice to the corporation and (1) the shareholder's demand is made in good faith and for a proper purpose, (2) the demand describes with particularity its purpose and the records to be inspected or copied, and (3) the requested records are directly connected with such purpose. The Florida Act also provides that a corporation may deny any demand for inspection if the demand was made for an improper purpose or if the demanding shareholder has, within two years preceding such demand, sold or offered for sale any list of shareholders of the corporation or any other corporation, has aided or abetted any person in procuring a list of shareholders for such purpose or has improperly used any information secured through any prior examination of the records of the corporation or any other corporation.

     Under the New Jersey Act, a voting list setting forth the name, address and number of shares held must be available for inspection by any shareholder during any shareholders' meeting. In addition, any person who has been a shareholder of record for at least six months immediately preceding a demand by such person, or any person holding, or so authorized by the holders of, at least 5% of the outstanding shares of any class or series, upon at least five days written demand, has the right, for any proper purpose, to examine, in person or by agent or attorney, during usual business hours, the minutes of the proceedings of the corporation's shareholders and record of shareholders, and to make extracts therefrom at the places where they are kept (within or outside of New Jersey), or, in the case of shareholder records, within ten days after the demand, at the corporation's registered office or at the office of its transfer agent within New Jersey, or, in the case of shares listed on a national securities exchange, at the office of the corporation's transfer agent within or outside of New Jersey. Also, irrespective of the length of time during which a shareholder shall have been a record shareholder or of the number of shares held, a court is empowered, upon proof of proper purpose, to compel production for examination by the shareholder of the books and records of account, minutes and record of shareholders.

Dissenters' Rights

     A shareholder of a Florida corporation, with certain exceptions, has the right to dissent from, and obtain payment of the fair value of his shares in the event of (1) a merger or consolidation to which the corporation is a party,
(2) a sale or exchange of all or substantially all of the corporation's property other than in the usual and regular course of business, (3) the approval of a control share acquisition, (4) a statutory share exchange to which the corporation is a party as the corporation whose shares will be acquired, (5) an amendment to the articles of incorporation if the shareholder is entitled to vote on the amendment and the amendment would adversely affect the shareholder, and (6) any corporate action taken to the extent that the articles of incorporation provide for dissenters' rights with respect to such action. The Florida Act provides that unless a corporation's articles of incorporation provide otherwise, which Dataflex Florida's articles of incorporation do not, a shareholder does not have dissenters' rights with respect to a plan of merger, share exchange or proposed sale or exchange of property if the shares held by the shareholder are either registered on a national securities exchange or held of record by 2,000 or more shareholders.

     Under the New Jersey Act, no dissenters' rights exist with respect to any class or series of shares listed on a national securities exchange or held of record by 1,000 holders or more, or, generally, in any transaction in connection with which the shareholders of the corporation will receive only (a) cash, (b) securities that, upon consummation of the transaction, will be listed on a national securities exchange or be held of record by not less than 1,000 holders, or (c) cash and such securities. Currently, the Company's Common Stock is listed on the Nasdaq National Market and held of record by more than 1,000 holders and upon consummation of the merger, the Florida Common Stock will be listed on the Nasdaq National Market and held of record by more than 1,000 holders.

Board Vacancies

     The Florida Act provides that a vacancy on the board of directors generally may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors, or by the shareholders, unless the articles of incorporation provide otherwise. Dataflex Florida's Articles of Incorporation do not alter this provision. Under the New Jersey Act, a vacancy on the board of directors generally may be filled by a majority of the remaining directors even though less than a quorum of the board or in the manner specified in a corporation's certificate of incorporation or by-laws. The Company's By-Laws provide that a vacancy on the board may be filled by the remaining directors or by the shareholders at any meeting called for that purpose.

Removal of Directors

     The Florida Act and the New Jersey Act provide that shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. The Company's Certificate of Incorporation and Dataflex Florida's Articles of Incorporation provide that shareholders may remove a director only for cause.

Amendments to Articles of Incorporation

     An amendment to a Florida corporation's articles of incorporation must be approved by the corporation's shareholders, except that certain immaterial amendments specified in the Florida Act may be made by the board of directors. Unless a specific section of the Florida Act or a Florida corporation's articles of incorporation require a greater vote, an amendment to a Florida corporation's articles of incorporation generally must be approved by a majority of the votes entitled to be cast on the amendment. Dataflex Florida's Articles of Incorporation do not include any provision requiring greater than a majority of votes to amend its articles of incorporation, except with respect to provisions relating to the Board of Directors. The New Jersey Act establishes specific circumstances under which a company's certificate of incorporation may be amended, and generally requires approval by a majority of the outstanding stock entitled to vote thereon.

Special Meetings of Shareholders

     Special meetings of a Florida corporation's shareholders may be called by its board of directors, by the persons authorized to do so in its articles of incorporation or by-laws or by the holder of not less than 10% of all votes entitled to be cast on any issue proposed to be considered at the special meeting, unless a greater percentage not to exceed 50% is required by the articles of incorporation. In order for the shareholders to call a special meeting, Dataflex Florida's Articles of Incorporation require that call be made by the holders of an aggregate of at least 20% of all votes entitled to be cast on the issue proposed to be considered at the special meeting. Under the Company's By-Laws, special meetings may be called by the president, the directors, or the holders of 20% of all votes entitled to be cast on any matter at the special meeting. Under the New Jersey Act, special meetings of shareholders may be called by the president or the board, or by such other officers or directors. The New Jersey Act also provides that upon application of the holders of not less than 10% of all shares entitled to vote at a meeting, the Superior Court may in a summary manner, for good cause shown, order a special meeting of shareholders to be called and held. At any meeting ordered by the Superior Court, a quorum consists of all shareholders present in person or by proxy.

Corporate Control Statutes

     The Florida Act contains an affiliated transactions statute which provides that certain transactions involving a corporation and a shareholder owning 10% or more of the corporation's outstanding voting shares (an "affiliated shareholder") must generally be approved by the affirmative vote of the holders of two-thirds of the voting shares other than those owned by the affiliated shareholder. The transactions covered by the statute include, with certain exceptions, (1) mergers and consolidations to which the corporation and the affiliated shareholder are parties,

(2) sales or other dispositions of substantial amounts of the corporation's assets to the affiliated shareholder, (3) issuances by the corporation of substantial amounts of its securities to the affiliated shareholder, (4) the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the affiliated shareholder, (5) any reclassification of the corporation's securities which has the effect of substantially increasing the percentage of the outstanding voting shares of the corporation beneficially owned by the affiliated shareholder, and (6) the receipt by the affiliated shareholder of certain loans or other financial assistance from the corporation. These special voting requirements do not apply in any of the following circumstances: (1) if the transaction was approved by a majority of the corporation's disinterested directors, (2) if the corporation did not have more than 300 shareholders of record at any time during the preceding three years, (3) if the affiliated shareholder has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for the past five years, (4) if the affiliated shareholder is the beneficial owner of at least 90% of the corporation's outstanding voting shares, exclusive of those acquired in a transaction not approved by a majority of disinterested directors, or (5) if the consideration received by each shareholder in connection with the transaction satisfies the "fair price" provisions of the statute. This statute applies to any Florida corporation unless the original articles of incorporation or an amendment to the articles of incorporation or by-laws contain a provision expressly electing not to be governed by this statute. Such an amendment to the articles of incorporation or by-laws must be approved by the affirmative vote of a majority of disinterested shareholders and is not effective until 18 months after approval. Dataflex Florida's Articles of Incorporation do not contain a provision electing not to be governed by the statute.

     The Florida Act also contains a control share acquisition statute which provides that a person who acquires shares in an issuing public corporation in excess of certain specified thresholds will generally not have any voting rights with respect to such shares unless the voting rights are approved by a majority of the shares entitled to vote, excluding interested shares. This statute does not apply to acquisitions of shares of a corporation if, prior to the pertinent acquisition of shares, the corporation's articles of incorporation or by-laws provide that the corporation shall not be governed by the statute. Unless otherwise provided in the corporation's articles of incorporation or by-laws prior to the pertinent acquisition of shares, in the event that such shares are accorded full voting rights by the shareholders of the corporation and the acquiring shareholder acquires a majority of the voting power of the corporation, all shareholders who do not vote in favor of according voting rights to such acquired shares are entitled to dissenters' rights. Dataflex Florida's Articles of Incorporation and By-Laws do not contain any provision with respect to this statute.

     Companies incorporated under the New Jersey Act can invoke the benefits of the New Jersey Shareholders Protection Act (which has been characterized as an "anti-takeover statute"). This act prohibits certain types of transactions involving a New Jersey corporation having its principal executive offices and significant business operations located in New Jersey and certain present or past beneficial owners of 10% or more of such corporation's voting stock ("interested shareholders") for a period of five years following the date upon which the interested shareholder first became such (the "stock acquisition date"), unless prior to such date, the transaction was approved by the board of directors of the corporation. This act also regulates transactions permitted after such five-year period. There also exists under New Jersey law a Corporation Takeover Bid Disclosure Law, which regulates "takeover offers" to purchase such number of shares of any class of equity securities of a "target company" as would result in the offeror's owning more than 10% of the outstanding shares of such class, or in the aggregate (after giving effect to all conversion and purchase rights held by the offeror), more than 10% of the stock of the target company which will be outstanding, unless such takeover offer is approved by the target company's board of directors. Among other things, the Corporation Takeover Bid Disclosure Law requires, at least 20 days before a takeover offer is made, filing by the offeror with the New Jersey Bureau of Securities in the Division of Consumer Affairs in the Department of Law and Public Safety, and delivery of a copy thereof to the target company, of a statement setting forth extensive information concerning the offeror, the offer, plans for material changes in the business, and other matters. The law permits the chief of the Bureau of Securities to permit the takeover bid to go forward, or to hold a public hearing respecting the offer, if he determines such hearing to be necessary or if the target company's board of directors so requests. After the hearing, the Bureau chief may prohibit the offer from proceeding if he finds that (1) the financial condition of the offeror is such as to jeopardize the financial stability of the target company or prejudice the interests of any employees or security holders unaffiliated with the offeror;
(2) the terms of the proposal are unfair to the target company's security holders; (3) the offeror's plans respecting material changes in the target Company's business or corporate structure or management are not in the interests of the target company's remaining security holders or employees; (4) the competence, experience and integrity of the persons contemplated to control the target company after the takeover are such that it would not be in the interest of the target company's remaining security holders or employees to permit the takeover; or (5) the terms of the takeover bid do not comply with the provisions of the statute. New Jersey Corporation Takeover Bid Disclosure Law has been held unconstitutional by at least one court. The Company is not able to predict whether the constitutionality of either of these New Jersey statutes would ultimately be upheld against constitutional challenge.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     For the reasons set forth above in "Reasons for the Reincorporation," the Board of Directors believes that the best interests of the Company and its shareholders will be served by the approval of the Reincorporation. A vote in favor of the Reincorporation will constitute specific approval of the Merger Agreement, the Dataflex Florida Articles of Incorporation, and all transactions and proceedings related to the Reincorporation described in this Proxy Statement.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE
                               REINCORPORATION.


                       PROPOSAL 2 - ELECTION OF DIRECTORS


     The Merger Agreement provides that the Board of Directors serving the Company immediately prior to the effective date of the Merger shall be nominated for election to the Board of Directors of Dataflex Florida. The Company's Board of Directors is currently divided into five classes of directors. Following the Reincorporation, the Board of Directors shall be divided into three classes of directors, with terms expiring in the years 1998 (Class I), 1999 (Class II), and 2000 (Class III). One director is to be elected at the Annual Meeting for a term ending in 1998, two directors are to be elected at the Annual Meeting for a term ending in 1999, and two directors are to be elected at the Annual Meeting for a term ending in 2000, or until their respective successors have been duly elected and qualified.



     The Board of Directors has nominated Anthony Lembo to stand for election at the Annual Meeting for a Class I director seat, Messrs. Rose and Schilit to stand for election at the Annual Meeting for Class II director seats, and Messrs. Doganiero and Alpert to stand for election at the Annual Meeting for Class III director seats. Information concerning each of the nominees is set forth under the caption "Management - Directors and Executive Officers." Unless otherwise indicated, votes will be cast pursuant to the accompanying proxy FOR the election of these nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors, which has no reason to believe that any of the nominees named will be unable or unwilling to serve if elected.



             PROPOSALS OF SHAREHOLDERS FOR THE NEXT ANNUAL MEETING

     Proposals of shareholders intended for presentation at the next annual meeting must be received by the Company on or before April 23, 1998, in order to be included in the Company's proxy statement and form of proxy for that meeting.

     The Company's Articles of Incorporation also require advance notice to the Company of any shareholder proposal and of any nominations by shareholders of persons to stand for election as directors at a shareholders' meeting. Notice of shareholder proposals and of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive office of the Company not less than 60 days prior to the meeting of shareholders; provided, however, that in the event that less than 70 days' notice prior to public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder, in order to be timely, must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.


     In addition to the matters required to be set forth by the rules of the SEC, a shareholder's notice with respect to a proposal to be brought before the annual meeting must set forth (a) a brief description of the proposal and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Company that are beneficially owned by such shareholder on the date of such shareholder notice and by other shareholders known to such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal.


     A shareholder's notice with respect to a director nomination must set forth (a) as to each nominee (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company that are beneficially owned by such person, (iv) all information that would be required to be included in the proxy statement soliciting proxies for the election of the nominee director (including such person's written consent to serve as a director if so elected), and (b) as to the shareholder providing such notice
(i) the name and address, as they appear on the Company's books, of the shareholder, and (ii) the class and number of shares of the Company that are beneficially owned by such shareholder on the date of such shareholder notice.

     The complete Articles of Incorporation provisions governing these requirements are available to any shareholder without charge upon request from the Secretary of the Company.

                                 OTHER MATTERS


     THE BOARD OF DIRECTORS KNOWS OF NO OTHER MATTER TO BE PRESENTED AT THE ANNUAL MEETING. IF ANY OTHER MATTER SHOULD BE PRESENTED PROPERLY, IT IS INTENDED THAT THE ENCLOSED PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE INDIVIDUALS NAMED IN THE PROXY.



     THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FOR ITS FISCAL YEAR ENDED MARCH 31, 1997, AS FILED WITH THE SEC PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934. ALL SUCH REQUESTS SHOULD BE DIRECTED TO DEBORAH MEDLEY, SECRETARY, DATAFLEX CORPORATION, 2145 CALUMET STREET, CLEARWATER, FLORIDA 34625. NO CHARGE WILL BE MADE FOR COPIES OF SUCH ANNUAL REPORT; HOWEVER, A REASONABLE CHARGE FOR THE EXHIBITS WILL BE MADE.




                                         By Order of the Board of Directors,


                                         /s/ Deborah Medley
                                         -----------------------------------
                                         Deborah Medley, Secretary



Clearwater, Florida
August 25, 1997

                                   EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER dated September 18, 1997 (the "Agreement"), is entered into between DATAFLEX REINCORPORATION, INC., a Florida corporation ("Dataflex Florida"), and DATAFLEX CORPORATION, a New Jersey corporation ("Dataflex New Jersey").


                                   BACKGROUND


     A. Dataflex New Jersey has an aggregate authorized capital of 20,000,000 shares of Common Stock, no par value per share (the "Dataflex New Jersey Common Stock"), of which, as of July 21, 1997, 5,961,169 were duly issued and outstanding and 10,000,000 shares of Preferred Stock, no par value per share, of which, as of July 21, 1997, no shares were outstanding.



     B. Dataflex Florida has an aggregate authorized capital stock of 20,000,000 shares of Common Stock, no par value per share (the "Dataflex Florida Common Stock"), of which 100 shares were duly issued and are now outstanding and held by Dataflex New Jersey, and 10,000,000 shares of Preferred Stock, no par value per share, of which no shares are currently outstanding.



     C. The respective Boards of Directors of Dataflex Florida and Dataflex New Jersey believe that the best interests of Dataflex Florida and Dataflex New Jersey and their respective shareholders will be served by the merger of Dataflex New Jersey with and into Dataflex Florida under and pursuant to the provisions of this Agreement and the New Jersey Business Corporation Act (the "New Jersey Act") and the Florida Business Corporation Act (the "Florida Act").


                                     TERMS

     In consideration of the mutual agreements contained in this Agreement, the parties hereto agree as set forth below.

          1. Merger. Dataflex New Jersey shall be merged with and into Dataflex Florida (the "Merger").


          2. Effective Date. The Merger shall become effective immediately upon the later of the filing of this Agreement or a certificate of merger with the Secretary of State of New Jersey in accordance with the New Jersey Act and the filing of articles of merger with the Secretary of State of Florida in accordance with the Florida Act. The time of such effectiveness is hereinafter called the "Effective Date."


          3. Surviving Corporation. Dataflex Florida shall be the surviving corporation of the Merger and shall continue to be governed by the laws of the State of Florida. On the Effective Date, the separate corporate existence of Dataflex New Jersey shall cease.

          4. Name of Surviving Corporation. On the Effective Date, the Articles of Incorporation of Dataflex Florida shall be amended to change the name of Dataflex Florida to "Dataflex Corporation."


          5. Certificate of Incorporation. Except as provided in Section 4, the Articles of Incorporation of Dataflex Florida as it exists on the Effective Date shall be the Articles of Incorporation of Dataflex Florida immediately following the Effective Date, unless and until the same shall thereafter be amended or repealed in accordance with the laws of the State of Florida.



          6. Bylaws. The By-Laws of Dataflex Florida as they exist on the Effective Date shall be the By-Laws of Dataflex Florida immediately following the Effective Date, unless and until the same shall be amended or repealed in accordance with the provisions thereof and the laws of the State of Florida.

          7. Board of Directors and Officers. The members of the Board of Directors of Dataflex New Jersey immediately prior to the Effective Date shall be nominated for election to the Board of Directors of Dataflex Florida. The officers of Dataflex New Jersey immediately prior to he Effective Date shall be the officers of Dataflex Florida immediately following the Effective Date, and such persons shall serve in such offices for the terms provided by law or in the By-Laws, or until their respective successors are elected and qualified.



          8. Retirement of Outstanding Dataflex Florida Stock. On the Effective Date, each of the 100 shares of the Dataflex Florida Common Stock presently issued and outstanding shall be retired, and no shares of Dataflex Florida Common Stock or other securities of Dataflex Florida shall be issued in respect thereof.



          9. Conversion of Outstanding Dataflex New Jersey Stock. On the Effective Date, each issued and outstanding share of Dataflex New Jersey Common Stock and all rights in respect thereof shall be converted into one fully-paid and nonassessable share of Dataflex Florida Common Stock, and each certificate representing shares of Dataflex New Jersey Common Stock shall for all purposes be deemed to evidence the ownership of the same number of shares of Dataflex Florida Common Stock as are set forth in such certificate. After the Effective Date, each holder of an outstanding certificate representing shares of Dataflex New Jersey Common Stock may (but will not be required to), at such shareholder's option, surrender the same to Dataflex Florida's registrar and transfer agent for cancellation, and each such holder shall be entitled to receive in exchange therefore a certificate(s) evidencing the ownership of the same number of shares of Dataflex Florida Common Stock as are represented by the Dataflex New Jersey certificate(s) surrendered to Dataflex Florida's registrar and transfer agent.



          10. Stock Options, Warrants, Etc. On the Effective Date, each stock option, stock warrant, and other right to subscribe for or purchase shares of Dataflex New Jersey Common Stock shall be converted into a stock option, stock warrant, or other right to subscribe for or purchase the same number of shares of Dataflex Florida Common Stock, and each certificate, agreement, note or other document representing such stock option, stock warrant, or other right to subscribe for or purchase shares of Dataflex New Jersey Common Stock shall for all purposes be deemed to evidence the ownership of a stock option, stock warrant, or other right to subscribe for or purchase shares of Dataflex Florida Common Stock.



          11. Rights and Liabilities of Dataflex Florida. At and after the Effective Date, and all in the manner of and as more fully set forth in the Florida Act and the New Jersey Act, the title to all real estate and other property, or any interest therein, owned by each of Dataflex New Jersey and Dataflex Florida shall be vested in Dataflex Florida without reversion or impairment; Dataflex Florida shall succeed to and possess, without further act or deed, all estates, rights, privileges, powers and franchises, both public and private, and all of the property, real, personal and mixed, of each of Dataflex New Jersey and Dataflex Florida without reversion or impairment; Dataflex Florida shall thereafter be responsible and liable for all the liabilities and obligations of each of Dataflex New Jersey and Dataflex Florida; any claim existing or action or proceeding pending by or against Dataflex New Jersey or Dataflex Florida may be continued as if the Merger did not occur or Dataflex Florida may be substituted for Dataflex New Jersey in the proceeding; neither the rights of creditors nor any liens upon the property of Dataflex New Jersey or Dataflex Florida shall be impaired by the Merger; and Dataflex Florida shall indemnify and hold harmless the officers and directors of each of the parties to this Agreement against all such debts, liabilities and duties and against all claims and demands arising out of the Merger.



          12. Termination. This Agreement may be terminated and abandoned by action of the respective Boards of Directors of Dataflex New Jersey and Dataflex Florida at any time prior to the Effective Date, whether before or after approval by the shareholders of either or both of the parties to this Agreement.



          13. Amendment. The Boards of Directors of the parties to this Agreement may amend this Agreement at any time prior to the Effective Date; provided that an amendment made subsequent to the approval of this Agreement by the shareholders of either of the parties to this Agreement shall not: (a) change the amount or kind of shares, securities, cash, property or rights to be received in exchange for or on conversion of all or any of the shares of the parties hereto, (b) change any term of the Articles of Incorporation of Dataflex Florida, or (c) change any other terms or conditions of this Agreement if such change would adversely affect the holders of any capital stock of either party to this Agreement.

          14. Registered Office. The registered office of Dataflex Florida in the State of Florida is located at 2145 Calumet Street, Clearwater, Florida 34625, and Anthony G. Lembo is the registered agent of Dataflex Florida at such address.


          15. Inspection of Agreement. Executed copies of this Agreement will be on file at the principal place of business of Dataflex Florida at 2145 Calumet Street, Clearwater, Florida 34625. A copy of this Agreement shall be furnished by Dataflex Florida, on request and without cost, to any shareholder of either Dataflex New Jersey or Dataflex Florida.

          16. Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Florida.

          17. Service of Process. On and after the Effective Date, Dataflex Florida agrees that it may be served with process in New Jersey in any proceeding for enforcement of any obligation of Dataflex New Jersey or Dataflex Florida arising from the Merger.

          18. Designation of New Jersey Secretary of State as Agent for Service of Process. On and after the Effective Date, Dataflex Florida irrevocably appoints the Secretary of State of New Jersey as its agent to accept service of process in any suit or other proceeding to enforce the rights of any shareholders of Dataflex New Jersey or Dataflex Florida arising from the Merger. The New Jersey Secretary of State is requested to mail a copy of any such process to Dataflex Florida at 2145 Calumet Street, Clearwater, Florida 34625, Attention: Anthony G. Lembo.


     IN WITNESS WHEREOF, each of the parties to this Agreement, pursuant to authority duly granted by their respective Board of Directors, has caused this Agreement to be executed as of the date first written above.



                                        DATAFLEX REINCORPORATION, INC.,
                                        a Florida corporation


                                        By:
                                           -----------------------------------
                                           Anthony G. Lembo, President


                                        DATAFLEX CORPORATION,
                                        a New Jersey corporation


                                        By:
                                           -----------------------------------
                                           Richard C. Rose,
                                           Chief Executive Officer

                                   EXHIBIT B

                           ARTICLES OF INCORPORATION
                                       OF
                         DATAFLEX REINCORPORATION, INC.



         The undersigned, acting as incorporator of Dataflex Reincorporation, Inc., (the "Corporation") under the Florida Business Corporation Act, adopts the following Articles of Incorporation.



                                ARTICLE I.  NAME


         The name of the Corporation is:


                         DATAFLEX REINCORPORATION, INC.


                              ARTICLE II.  ADDRESS


         The mailing address of the Corporation is:


                              2145 Calumet Street
                           Clearwater, Florida  34625


                    ARTICLE III.  COMMENCEMENT OF EXISTENCE


         The existence of the Corporation will commence on the date of filing of these Articles of Incorporation.



                              ARTICLE IV.  PURPOSE

         The corporation is organized to engage in any activity or business permitted under the laws of the United States and Florida.


                            ARTICLE V. CAPITAL STOCK


         The capital stock of the corporation shall be divided into two classes: 20,000,000 shares of Common Stock having no par value per share (the "Common Stock") and 10,000,000 shares of Preferred Stock having no par value per share (the "Preferred Stock").



         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares in each series, the designation thereof, and the relative rights, preferences, and limitations of each series, and specifically the Board of Directors is authorized to fix with respect to each series (a) the dividend rate; (b) redeemable features, if any; (c) rights upon liquidation; (d) whether or not the shares of such series shall be subject to a purchase, retirement, or sinking fund provision; (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class and, if so, the rate of conversion or exchange; (f) restrictions, if any, upon the payment of dividends on Common Stock, (g) restrictions, if any, upon the creation of indebtedness; (h) voting powers, if any, of the shares of each series; and (i) such other rights, preferences and limitations as shall not be inconsistent with the laws of the State of Florida.



                ARTICLE VI.  INITIAL REGISTERED OFFICE AND AGENT


         The street address of the initial registered office of the Corporation is 2145 Calumet Street, Clearwater, Florida 34625, and the name of the corporation's initial registered agent at that address is Anthony G. Lembo.



                        ARTICLE VII.  BOARD OF DIRECTORS


         The Corporation shall have five directors initially. The number of directors may be either increased or diminished from time to time, as provided in the bylaws, but shall never be more than twelve. The directors shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible. The term of office for the Class I directors shall expire at the first annual meeting of the shareholders in 1998; the term of office for the Class II directors shall expire at the annual meeting of the shareholders in 1999; and the term of office for the Class III directors shall expire at the annual meeting of the shareholders in 2000. At each annual meeting of the shareholders commencing in 2000, the successors to the directors whose term is expiring shall be elected to a term expiring at the third succeeding annual meeting of the shareholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office.



         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of these Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article V hereof, and such directors so elected shall not be divided into classes pursuant to this Article VII, unless expressly provided by such terms.



         Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office for cause by the shareholders of this Corporation at any annual or special meeting of shareholders by the affirmative vote of at least 60% of the outstanding shares of Common Stock of this Corporation or by the affirmative vote of a majority of the directors of the Corporation then in office. Notice of any annual or special meeting of shareholders shall state that the removal of a director or directors for cause is among the purposes of the meeting. Directors may not be removed by the shareholders without cause.


         Newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director, or, if not filled by the directors, by the shareholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at meetings of shareholders.


         Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of:
(a) the Board of Directors; (b) by any nominating committee or person appointed by the Board; (c) or by any shareholder of this Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article VII.



         Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of this Corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 60 days prior to the date of the meeting at which the director(s) are to be elected, regardless of any postponements, deferrals, or adjournments of that meeting to a later date. However, if less than 70 days' notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice was given or such public disclosure was made.



         A shareholder's notice to the Secretary shall set forth (a) as to each person that the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange
Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of the shareholder and (ii) the class and number of shares of the Corporation's stock that are beneficially owned by the shareholder on the date of such shareholder notice. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.


         The presiding officer of the meeting shall determine and declare at the meeting whether the nomination was made in accordance with the terms of this Article VII. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article VII, he shall so declare at the meeting and any such defective nomination shall be disregarded.


         Any or all of the directors of the Corporation may be removed from office for cause by the shareholders of the Corporation at any annual or special meeting of shareholders by the affirmative vote of at least 60% of the outstanding shares of Common Stock of this corporation. Notice of any such annual or special meeting of shareholders shall state that the removal of a director or directors for cause is among the purposes of the meeting. Directors may not be removed by the shareholders without cause.

         The names and street addresses of the initial directors are:


          Name                             Address                                            Class
          ----                             -------                                            -----
         Anthony G. Lembo                  2145 Calumet Street
                                           Clearwater, Florida 34625                          I

         Richard C. Rose                   2145 Calumet Street
                                           Clearwater, Florida 34625                          II

         Philip Doganiero                  2145 Calumet Street
                                           Clearwater, Florida 34625                          III

         W. Keith Schilit                  2145 Calumet Street
                                           Clearwater, Florida 34625                          II

         Barry M. Alpert                   2145 Calumet Street
                                           Clearwater, Florida 34625                          III





                          ARTICLE VIII.  INCORPORATOR

     The name and street address of the incorporator is:

                 Name                         Address
                 ----                         --------
                 Robert J. Grammig            Holland & Knight LLP
                                              400 North Ashley, Suite 2300
                                              Tampa, Florida 33602




     The incorporator of the Corporation assigns to the Corporation his rights under Section 607.0201, Florida Statutes, to constitute a corporation, and he assigns to those persons designated by the Board of Directors any rights he may have as incorporator to acquire any of the capital stock of this corporation, this assignment becoming effective on the date corporate existence begins



                       ARTICLE IX.  SHAREHOLDER MEETINGS

     At an annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, the Board of Directors, or (b) by any shareholder of this corporation who complies with the notice procedures set forth in this Article IX and the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

     For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of this corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of this corporation not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals, or adjournments of that meeting to a later date; however, if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was given or the day on which such public disclosure was made.

     A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on this corporation's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of this corporation's stock that are beneficially owned by the shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal.

     The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the shareholder proposal was made in accordance with the terms of this Article IX. If the presiding officer determines that a shareholder proposal was not made in accordance with the terms of this Article IX, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

     This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed, and received as herein provided.

     Special meetings of the shareholders of this corporation for any purpose or purposes may be called at any time by (a) the Board of Directors; (b) the Chairman of the Board of Directors (if one is so appointed); or (c) the President of this corporation. Special meetings of the shareholders of this corporation may not be called by any other person or persons.

     At any special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been set forth in the notice of such special meeting.


                               ARTICLE X.  BYLAWS

     The power to adopt, alter, amend, or repeal bylaws shall be vested in the Board of Directors and the shareholders, except that the Board of Directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.


                            ARTICLE XI.  AMENDMENTS


     The corporation reserves the right to amend, alter, change, or repeal any provision in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the shareholders herein are subject to this reservation. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of at least 60% of the outstanding shares of Common Stock of the Corporation shall be required to amend or repeal Article VII of these Articles of Incorporation.


              The undersigned incorporator, for the purpose of forming a corporation under the laws of the State of Florida, has executed these Articles of Incorporation this ____ day of July, 1997.



                                                  ----------------------------
                                                  Robert J. Grammig,
                                                  Incorporator

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.


     Pursuant to Chapter 48.091, Florida Statutes, the following is submitted:

     That Dataflex Reincorporation, Inc. desiring to organize under the laws of the State of Florida with its initial registered office, as indicated in the Articles of Incorporation, at 2145 Calumet Street, Clearwater, Florida 34625, has named Anthony G. Lembo as its agent to accept service of process within this state.

ACKNOWLEDGMENT:

     Having been named to accept service of process for the corporation named above, at the place designated in this certificate, I agree to act in that capacity, to comply with the provisions of the Florida Business Corporation Act, and am familiar with, and accept, the obligations of that position.




                                             ---------------------------------
                                             Anthony G. Lembo,
                                             Registered Agent

                                                                     APPENDIX I


                              DATAFLEX CORPORATION
                              2145 CALUMET STREET
                           CLEARWATER, FLORIDA 34625

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Philip Doganiero, Anthony Lembo and Richard C. Rose, or any of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of common stock of Dataflex Corporation held of record by the undersigned on July 21, 1997, at the annual meeting of shareholders to be held on September 18, 1997 or any adjournment thereof.

1.  PROPOSAL TO APPROVE REINCORPORATION OF THE COMPANY FROM NEW JERSEY TO FLORIDA

   [ ]  FOR                             [ ]  AGAINST                           [ ]  ABSTAIN


2.  ELECTION OF CLASS I DIRECTORS       FOR the nominee listed                 WITHHOLD AUTHORITY
                                        below (except as marked to the         to vote for the nominee
                                        contrary below)  [ ]                   listed below  [ ]


 (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN
 THE LIST BELOW)

 Anthony G. Lembo


3.  ELECTION OF CLASS II DIRECTORS      FOR the nominee listed                 WITHHOLD AUTHORITY
                                        below (except as marked to the         to vote for the nominee
                                        contrary below)  [ ]                   listed below  [ ]

 (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN
 THE LIST BELOW)

 Richard C. Rose and W. Keith Schilit


4.  ELECTION OF CLASS III DIRECTORS     FOR the nominee listed                 WITHHOLD AUTHORITY
                                        below (except as marked to the         to vote for the nominee
                                        contrary below)  [ ]                   listed below  [ ]

 (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN
 THE LIST BELOW)

 Philip Doganiero and Barry M. Alpert



5.  In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.


 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED ON FOR PROPOSAL 1, 2, 3 AND 4.


 Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


DATED: _____________________________________1997     __________________________________________
________________________________________________     Signature
PLEASE MARK, SIGN, DATE, AND RETURN THE
PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE

___________________________________________          __________________________________________
                                                     Signature if held jointly
